UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 30, 2016
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
                                                                                                                                                    N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On April 30, 2016, First Busey Corporation, a Nevada corporation ("First Busey"), completed its previously announced merger (the "Merger") with Pulaski Financial Corp., a Missouri corporation ("Pulaski"), pursuant to an Agreement and Plan of Merger, dated December 3, 2015, by and between First Busey and Pulaski (the "Merger Agreement").  At the effective time of the Merger, each share of Pulaski common stock converted to the right to receive 0.79 shares of First Busey common stock.  The complete terms of the merger are contained in the Merger Agreement filed with the Securities and Exchange Commission as Exhibit 2.1 to First Busey's Current Report on Form 8-K dated December 3, 2015, which is incorporated by reference herein.
Item 8.01               Other Events.
First Busey issued a press release on May 2, 2016, in connection with the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01.              Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.
99.1	Press Release, dated May 2, 2016

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2016	First Busey Corporation
By:       /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Financial Officer